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CONSENT OF INDEPENDENT AUDITOR
EXHIBIT 23.1



                            Henry L. Creel Co., Inc.
                                 Cleveland, Ohio



We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form S-8, to be filed by Augrid Corporation of our report dated March 26, 2002, as revised on June 6, 2002 relating to the financial statements which appears in Augrid Corporation's Annual Report on Form 10-KSB for the year ended December 31, 2001, and to the use of our name under the caption "Experts" in the Prospectus.

/s/  Henry L. Creel Co., Inc.
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Certified Public Accountants
Cleveland, Ohio
March 5, 2003


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